Exhibit 10.4
Appendix C
AMENDMENT NO. 1 TO NEWPARK RESOURCES, INC.
AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN
THIS AMENDMENT NO. 1 (this “Amendment”) to the Amended and Restated Employee Stock Purchase Plan (the “Plan”) is made by Newpark Resources, Inc. (the “Company”) pursuant to the Plan, as follows:
WHEREAS, the Company previously adopted the Plan for the benefit of its eligible participants;
WHEREAS, pursuant to Article XIII of the Plan, the Board of Directors (the “Board”) has the power and authority to amend the terms of the Plan; and
WHEREAS, the Board desires to increase the number of shares of common stock of the Company (“Shares”) that may be issued pursuant to rights granted under the Plan from 2,000,000 to 3,500,000 Shares.
NOW, THEREFORE, pursuant to the Plan, the Board hereby amends the Plan in the following respects:
1.Shares Subject to the Plan.
Section 4.1 of the Plan is hereby amended to increase the number of Shares that may be issued pursuant to right granted under the Plan from 2,000,000 to 3,500,000.
2.Full Force and Effect.
Except as otherwise set forth in this Amendment, the Plan shall remain in full force and effect.
3.Effectiveness Subject to Stockholder Approval.
This Amendment shall not become effective unless the stockholders of the Company approve the increase to the share reserve of the Plan, as set forth in 1 above, and if approved, then this Amendment shall become effective as of such meeting.
IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this Amendment on April 3, 2023.
NEWPARK RESOURCES, INC.
By: /s/ E. Chipman Earle
Name: E. Chipman Earle
Title: Vice President, General Counsel, Chief
Compliance Officer and Corporate Secretary
Active 105237830.1    1